bebe stores, inc. Announces Organizational Restructuring

Manny Mashouf Rejoins Management Team as Chief Executive Officer and Walter Parks Rejoins the Company as President, Chief Operating Officer, and Interim-Chief Financial Officer

BRISBANE, CA. - February 19, 2016 - bebe stores, inc. (NASDAQ:BEBE) today announced that Manny Mashouf has rejoined bebe’s management team as Chief Executive Officer and that Walter Parks has rejoined as President, Chief Operating Officer and Interim-Chief Financial Officer. Former Chief Executive Officer and Board Member Jim Wiggett and former Chief Financial Officer Liyuan Woo are no longer with the Company.

bebe further announced that it has instituted a workforce reduction that will result in the elimination of a total of approximately 45 positions across the design, merchandising, production, information technology and support functions of the Company. This represents approximately a 14.6% reduction in corporate headcount. As part of the reduction, the Company is streamlining its design and merchandising teams, while reducing support functions in recognition of the rationalization of the store base.

As a result of this restructuring, the Company expects to incur a one-time severance charge of approximately $3.7 million in the third fiscal quarter of 2016. These reductions are expected to yield annualized pre-tax cost savings of approximately $6.0 million.

Mr. Mashouf said, “I am extremely pleased to be returning to bebe as CEO. I also look forward to working with Walter as his deep financial knowledge, as well as his long history with the bebe brand, make him a great addition to our team. We believe the changes we are implementing will enable us to become a leaner and more nimble organization, allowing us to increase our focus on profitability while enhancing our product offering. We recognize that the overall macro environment has not been favorable to retailers in general, which is why we are taking steps that we believe are necessary to position the business for long-term success. We appreciate the hard work and dedication of all the employees impacted by this restructuring. We sincerely wish those impacted by this reduction the very best in their future endeavors.”

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. The statements in this news release, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,”anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the Company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

About bebe stores, inc.:

bebe stores, inc. is a global specialty retailer, which designs, develops and produces a distinctive line of contemporary women’s apparel and accessories under the bebe and BEBE SPORT brand names. bebe currently operates 151 bebe retail stores, the on-line store, www.bebe.com, and 38 bebe outlet stores. These stores are located in the United States, Puerto Rico and Canada. bebe also distributes and sells bebe branded product in approximately 100 doors through its licensees in 20 plus countries.

Contact:

bebe stores, inc.
Walter Parks, President, COO and Interim-CFO
415-715-3900